CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Reports Record Quarterly Net Income of $23.0 Million and Diluted EPS of $1.35 for the Second Quarter of 2026

Record earnings reflect continued momentum and improved profitability

CAMDEN, Maine, July 28, 2026/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) reported net income of $23.0 million and diluted earnings per share (“EPS”) of $1.35 for the quarter ended June 30, 2026, resulting in a return on average assets of 1.33%, a return on average equity of 12.92%, and a return on average tangible equity (non‑GAAP) of 18.47%.

“Our record quarterly earnings reflect the momentum we are building across the franchise as we execute on our long-term strategy,” said Simon Griffiths, President and Chief Executive Officer of Camden National Corporation. “Through continued investment in talent and focused efforts to deepen customer relationships, we delivered 3% annualized loan growth during the quarter and strong revenue performance across our complementary business lines. We enter the second half of the year with confidence in our strategy, disciplined execution, and a continued commitment to creating long-term value for our shareholders.”

For the first six months of 2026, the Company reported record net income of $44.9 million and diluted EPS of $2.64, compared to $21.4 million and $1.26, respectively, for the six months ended June 30, 2025. Results benefited from the successful integration and earnings contribution of Northway Financial, Inc., acquired on January 1, 2025, as well as continued growth in core business activities. On a non-GAAP basis, adjusted pre-tax, pre-provision income increased 19% to $58.7 million for the six months ended June 30, 2026.

SECOND QUARTER 2026 HIGHLIGHTS

•Net income and diluted EPS for the second quarter of 2026 each increased 5% over the first quarter of 2026.
•Total revenue for the second quarter of 2026 increased 5% over the first quarter of 2026, driven by net interest margin expansion of 2 basis points to 3.26% and strong non-interest income growth of 21%.
•The GAAP efficiency ratio for the second quarter was 55.42%, and the non-GAAP efficiency ratio was 53.23%, compared to 55.50% and 53.21%, respectively, for the first quarter of 2026.

•Loans grew 1% during the second quarter of 2026, and the committed loan pipeline increased 45% from the first quarter of 2026.
•Book value per share increased to $42.96 and tangible book value per share (non-GAAP) increased to $31.64 at June 30, 2026, from $41.98 and $30.58, respectively, at March 31, 2026.
•The Company repurchased 52,000 shares of its common stock at a weighted-average price of $47.64 per share during the second quarter of 2026.

FINANCIAL OPERATING RESULTS (Q2 2026 vs. Q1 2026)

Net interest income for the second quarter of 2026 totaled $52.9 million, an increase of 1% from the first quarter of 2026. Net interest margin expanded 2 basis points on a linked-quarter basis to 3.26% for the second quarter of 2026, driven by lower funding costs. On a non-GAAP basis, core net interest margin increased 5 basis points over the same period to 2.97% for the second quarter of 2026. For the second quarter of 2026, net fair value mark accretion income of $4.0 million was recognized, a decrease of $335,000 from the first quarter of 2026.

Provision expense was $710,000 for the second quarter of 2026, compared to $553,000 for the first quarter of 2026. During the second quarter of 2026, loans grew 1% while asset quality remained strong, as evidenced by an annualized net charge-offs-to-average-loans ratio of 0.04% for the quarter.

Non-interest income for the second quarter of 2026 totaled $14.5 million, an increase of $2.5 million, or 21% compared to the first quarter of 2026. Quarter-over-quarter, revenue across all non-interest income categories increased, including deposit customer-related revenue, debit card income, and our wealth and brokerage businesses. As of June 30, 2026, assets under administration across our wealth and brokerage businesses totaled $2.6 billion, an increase of 13% over the same period a year ago.

Non-interest expense for the second quarter of 2026 totaled $37.4 million, a 5% increase compared to the first quarter of 2026. The increase was primarily driven by annual salary increases and the timing of our annual director equity award grant and recognition event for our top-performing sales team members, both of which occur in the second quarter each year. The Company’s GAAP and non‑GAAP efficiency ratios for the second quarter of 2026 were 55.42% and 53.23% compared to 55.50% and 53.21%, respectively, for the first quarter of 2026.

FINANCIAL CONDITION

Total assets were $7.0 billion at both June 30, 2026 and March 31, 2026.

Investments totaled $1.4 billion at June 30, 2026, representing a 1% decrease from March 31, 2026.

Total loans were $5.0 billion as of June 30, 2026, an increase of 1% from March 31, 2026, driven by increases in our home equity and commercial loan portfolios of 7% and 4%, respectively, during the quarter. The Company ended the second quarter with a committed loan pipeline of $185.7 million, up 45% from the prior quarter.

The Company's asset quality remained strong during the quarter, with past-due loans representing 0.15% and non-performing loans 0.24% of total loans at June 30, 2026. The allowance for credit losses (“ACL”) on loans was 0.91% of total loans, compared with 0.92% at March 31, 2026. The ACL coverage ratio was 3.8 times non-performing loans as of June 30, 2026, compared to 4.2 times as of March 31, 2026.

Deposits totaled $5.6 billion at June 30, 2026, representing a 1% decrease from March 31, 2026, driven by lower brokered deposits and certificates of deposit as the Company continued to optimize its funding mix. Core deposits remained stable during the quarter, supported by continued growth in the Company’s high-yield savings product and the durability of its customer deposit base. As of June 30, 2026, the Company’s loan-to-deposit ratio was 90%, compared with 89% at March 31, 2026.

As of June 30, 2026, the Company maintained capital ratios well in excess of all regulatory requirements, including a Common Equity Tier 1 ratio of 12.19%, a Tier 1 risk-based ratio of 13.48%, a total risk-based ratio of 14.43%, and a Tier 1 leverage ratio of 9.66%.

For the first six months of 2026, the Company repurchased 85,131 shares at a weighted average price of $46.55 per share under its share repurchase program.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 3.10%, based on the Company's closing share price of $54.22 as reported by NASDAQ on June 30, 2026. The dividend will be payable on July 31, 2026, to shareholders of record on July 15, 2026.

Q2 2026 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m. Eastern Time on Tuesday, July 28, 2026, to discuss its second quarter of 2026 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):	(833) 461-5787
Link to obtain live dial-in (All other locations):	https://help.events.q4inc.com/eahc/international-dial-in-numbers
Meeting ID:	727 027 679
Live webcast URL:	https://events.q4inc.com/attendee/727027679

A link to the live webcast will be available on Camden National's website under "Resources — Investor Relations" at CamdenNational.bank before the meeting, and a replay of the webcast will be available on Camden National’s website following the conference call. The conference call transcript will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $7.0 billion in assets. Founded in 1875, Camden National Bank has 72 banking centers in Maine and New Hampshire and is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include weakness in the United States economy in general and the regional and local economies within the Northern New England regions, which could result in a deterioration of credit quality, an increase in the allowance for credit losses or a reduced demand for the Company’s credit or fee-based products and services; changes in trade, monetary and fiscal policies and laws, including Federal Reserve interest rate policies or the imposition of tariffs or retaliatory tariffs and related litigation; increased competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; inflation; deterioration in the value of Camden National's investment securities; commercial real estate vacancies and their impact on the ability of borrowers to repay loans; changes in consumer spending and savings habits; volatility in the securities markets that could adversely affect the value or credit quality of the Company’s assets, impairment of goodwill, or the availability and terms of funding necessary to meet the Company’s liquidity needs; changes in information technology and other operational risks, including cybersecurity and artificial intelligence, that require increased capital spending and introduce additional risk; changes in tax, banking, securities and insurance laws and regulations; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies, practices and standards; the effects of climate change on the Company and its customers, borrowers or service providers; the effects of civil unrest, international hostilities, including the continuation of conflict in the Middle East, or other geopolitical events; the effects of epidemics and pandemics; turmoil and volatility in the financial services industry; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; increases in deposit insurance assessments due to bank failures; changes to regulatory capital requirements; questions about the soundness of one or more financial institutions with which the Company does business; changes in the securities markets and other risks and uncertainties disclosed in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by other filings with the Securities and Exchange Commission ("SEC"). Factors other than these risks could also materially affect the Company's financial results and performance, and readers should not consider the risks described above to be a comprehensive description of all potential risks and uncertainties that affect the Company. Readers should not place undue reliance on the Company's forward-looking statements.Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; core net interest margin; and tangible book value per share. Management utilizes these non-GAAP financial measures to measure our performance against our peer group and other financial institutions, and to analyze our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons with other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures are included in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Financial Condition Data
Loans	$5,004,468	$4,963,017	$4,931,369	$5,004,468	$4,931,369
Total assets	6,950,980	6,961,581	6,920,044	6,950,980	6,920,044
Deposits	5,555,104	5,585,352	5,514,712	5,555,104	5,514,712
Shareholders' equity	725,926	710,007	652,148	725,926	652,148
Operating Data and Per Share Data
Net income	$23,021	$21,883	$14,081	$44,904	$21,407
Pre-tax, pre-provision income (non-GAAP)(1)	30,051	28,630	24,680	58,681	40,283
Diluted EPS	1.35	1.29	0.83	2.64	1.26
Profitability Ratios
Return on average assets	1.33%	1.28%	0.82%	1.31%	0.63%
Return on average equity	12.92%	12.58%	8.77%	12.75%	6.80%
Return on average tangible equity (non-GAAP)(1)	18.47%	18.17%	13.69%	18.32%	10.95%
GAAP efficiency ratio	55.42%	55.50%	60.37%	55.46%	67.07%
Efficiency ratio (non-GAAP)(1)	53.23%	53.21%	55.47%	53.22%	57.06%
Net interest margin (fully-taxable equivalent)	3.26%	3.24%	3.06%	3.25%	3.05%
Core net interest margin (fully-taxable equivalent) (non-GAAP)(1)	2.97%	2.92%	2.70%	2.94%	2.69%
Asset Quality Ratios
ACL on loans to total loans	0.91%	0.92%	1.08%	0.91%	1.08%
Non-performing loans to total loans	0.24%	0.22%	0.37%	0.24%	0.37%
Capital Ratios
Common equity ratio	10.44%	10.20%	9.42%	10.44%	9.42%
Tangible common equity ratio (non-GAAP)(1)	7.91%	7.64%	6.77%	7.91%	6.77%
Book value per share	$42.96	$41.98	$38.54	$42.96	$38.54
Tangible book value per share (non-GAAP)(1)	$31.64	$30.58	$26.90	$31.64	$26.90
Tier 1 leverage capital ratio	9.66%	9.43%	8.74%	9.66%	8.74%
Total risk-based capital ratio	14.43%	14.27%	13.35%	14.43%	13.35%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	June 30, 2026	March 31, 2026	June 30, 2025	% Change Jun 2026 vs. Mar 2026	% Change Jun 2026 vs. Jun 2025
ASSETS
Cash, cash equivalents and restricted cash	$99,900	$133,736	$113,815	(25)%	(12)%
Investments:
Trading securities	4,948	4,383	5,326	13%	(7)%
Available-for-sale securities, at fair value	892,153	901,617	860,217	(1)%	4%
Held-to-maturity securities, at amortized cost	463,318	473,257	509,298	(2)%	(9)%
Other investments	23,433	23,411	26,879	—%	(13)%
Total investments	1,383,852	1,402,668	1,401,720	(1)%	(1)%
Loans held for sale, at fair value	13,890	17,618	22,567	(21)%	(38)%
Loans:
Commercial real estate	2,191,102	2,195,741	2,089,977	—%	5%
Commercial	431,211	414,694	506,883	4%	(15)%
Residential real estate	1,997,226	1,993,435	2,018,332	—%	(1)%
Home equity	367,818	342,874	297,963	7%	23%
Consumer	17,111	16,273	18,214	5%	(6)%
Total loans	5,004,468	4,963,017	4,931,369	1%	1%
Less: allowance for credit losses on loans	(45,604)	(45,576)	(53,022)	—%	(14)%
Net loans	4,958,864	4,917,441	4,878,347	1%	2%
Goodwill and core deposit intangible assets	191,377	192,731	197,031	(1)%	(3)%
Other assets	303,097	297,387	306,564	2%	(1)%
Total assets	$6,950,980	$6,961,581	$6,920,044	—%	—%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,080,352	$1,077,696	$1,118,080	—%	(3)%
Interest checking	1,755,545	1,770,622	1,663,335	(1)%	6%
Savings and money market	1,995,303	1,966,149	1,823,275	1%	9%
Certificates of deposit	632,355	652,002	698,185	(3)%	(9)%
Brokered deposits	91,549	118,883	211,837	(23)%	(57)%
Total deposits	5,555,104	5,585,352	5,514,712	(1)%	1%
Short-term borrowings	508,386	513,429	599,367	(1)%	(15)%
Long-term borrowings	1,000	1,000	—	—%	N.M.
Junior subordinated debentures	61,665	61,590	61,365	—%	—%
Accrued interest and other liabilities	98,899	90,203	92,452	10%	7%
Total liabilities	6,225,054	6,251,574	6,267,896	—%	(1)%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	213,018	214,693	214,365	(1)%	(1)%
Retained earnings	575,804	559,885	515,662	3%	12%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(70,070)	(71,141)	(84,324)	(2)%	(17)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	6,656	6,042	6,045	10%	10%
Net unrecognized gain on postretirement plans, net of tax	518	528	400	(2)%	30%
Total accumulated other comprehensive loss	(62,896)	(64,571)	(77,879)	(3)%	(19)%
Total shareholders’ equity	725,926	710,007	652,148	2%	11%
Total liabilities and shareholders’ equity	$6,950,980	$6,961,581	$6,920,044	—%	—%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	% Change Jun 2026 vs. Mar 2026	% Change Jun 2026 vs. Jun 2025
Interest Income
Interest and fees on loans	$67,258	$66,679	$67,477	1%	—%
Taxable interest on investments	10,245	10,296	10,257	—%	—%
Nontaxable interest on investments	451	455	455	(1)%	(1)%
Dividend income	377	413	493	(9)%	(24)%
Other interest income	660	528	641	25%	3%
Total interest income	78,991	78,371	79,323	1%	—%
Interest Expense
Interest on deposits	22,305	21,648	24,594	3%	(9)%
Interest on borrowings	2,843	3,476	4,620	(18)%	(38)%
Interest on junior subordinated debentures	904	889	900	2%	—%
Total interest expense	26,052	26,013	30,114	—%	(13)%
Net interest income	52,939	52,358	49,209	1%	8%
Provision for credit losses	710	553	6,920	28%	N.M.
Net interest income after provision for credit losses	52,229	51,805	42,289	1%	24%
Non-Interest Income
Debit card income	3,786	3,422	3,646	11%	4%
Service charges on deposit accounts	2,701	2,158	2,405	25%	12%
Income from fiduciary services	2,220	2,014	1,981	10%	12%
Brokerage and insurance commissions	2,029	1,735	1,794	17%	13%
Bank-owned life insurance	1,244	791	1,003	57%	24%
Mortgage banking income, net	1,161	828	1,060	40%	10%
Other income	1,329	1,032	1,178	29%	13%
Total non-interest income	14,470	11,980	13,067	21%	11%
Non-Interest Expense
Salaries and employee benefits	20,030	19,615	19,392	2%	3%
Furniture, equipment and data processing	4,791	4,644	4,294	3%	12%
Net occupancy costs	2,789	3,059	2,693	(9)%	4%
Debit card expense	1,690	1,616	1,725	5%	(2)%
Consulting and professional fees	1,405	921	1,310	53%	7%
Amortization of core deposit intangible assets	1,354	1,354	1,473	—%	(8)%
Regulatory assessments	862	907	1,127	(5)%	(24)%
Other real estate owned and collection costs, net	3	6	91	(50)%	(97)%
Merger and acquisition costs	—	—	1,405	N.M.	N.M.
Other expenses	4,434	3,586	4,086	24%	9%
Total non-interest expense	37,358	35,708	37,596	5%	(1)%
Income before income tax expense	29,341	28,077	17,760	5%	65%
Income Tax Expense	6,320	6,194	3,679	2%	72%
Net Income	$23,021	$21,883	$14,081	5%	63%
Per Share Data
Basic earnings per share	$1.36	$1.29	$0.84	5%	62%
Diluted earnings per share	$1.35	$1.29	$0.83	5%	63%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For The Six Months Ended
(In thousands, except per share data)	June 30, 2026	June 30, 2025	% Change Jun 2026 vs. Jun 2025
Interest Income
Interest and fees on loans	$133,937	$134,026	—%
Taxable interest on investments	20,541	20,029	3%
Nontaxable interest on investments	906	923	(2)%
Dividend income	790	1,013	(22)%
Other interest income	1,188	1,727	(31)%
Total interest income	157,362	157,718	—%
Interest Expense
Interest on deposits	43,953	49,215	(11)%
Interest on borrowings	6,319	8,638	(27)%
Interest on junior subordinated debentures	1,793	1,798	—%
Total interest expense	52,065	59,651	(13)%
Net interest income	105,297	98,067	7%
Provision for credit losses	1,263	16,349	N.M.
Net interest income after provision for credit losses	104,034	81,718	27%
Non-Interest Income
Debit card income	7,208	6,879	5%
Service charges on deposit accounts	4,859	4,723	3%
Income from fiduciary services	4,234	3,819	11%
Brokerage and insurance commissions	3,764	3,491	8%
Bank-owned life insurance	2,035	1,663	22%
Mortgage banking income, net	1,989	1,568	27%
Other income	2,361	2,120	11%
Total non-interest income	26,450	24,263	9%
Non-Interest Expense
Salaries and employee benefits	39,645	39,635	—%
Furniture, equipment and data processing	9,435	9,025	5%
Net occupancy costs	5,848	5,726	2%
Debit card expense	3,306	3,415	(3)%
Amortization of core deposit intangible assets	2,708	2,946	(8)%
Consulting and professional fees	2,326	2,808	(17)%
Regulatory assessments	1,769	2,113	(16)%
Other real estate owned and collection costs, net	9	181	(95)%
Merger and acquisition costs	—	8,930	N.M.
Other expenses	8,020	7,268	10%
Total non-interest expense	73,066	82,047	(11)%
Income before income tax expense	57,418	23,934	140%
Income Tax Expense	12,514	2,527	395%
Net Income	$44,904	$21,407	110%
Per Share Data
Basic earnings per share	$2.65	$1.27	109%
Diluted earnings per share	$2.64	$1.26	110%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	March 31, 2026	June 30, 2025
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$53,143	$32,360	$43,530	3.81%	4.70%	4.47%
Investments - taxable	1,369,968	1,395,629	1,396,669	3.14%	3.11%	3.12%
Investments - nontaxable(1)	60,631	61,137	61,044	3.77%	3.77%	3.78%
Loans(2):
Commercial real estate	2,186,127	2,183,289	2,076,129	5.62%	5.61%	5.72%
Commercial(1)	368,331	360,451	407,677	6.08%	6.12%	6.17%
Municipal(1)	52,139	51,070	82,768	4.63%	5.18%	4.68%
Residential real estate	2,004,972	2,018,838	2,037,852	4.74%	4.77%	4.84%
Home equity	354,025	336,593	290,354	6.66%	6.67%	7.25%
Consumer	16,542	16,769	18,584	10.38%	9.43%	9.13%
Total loans	4,982,136	4,967,010	4,913,364	5.38%	5.39%	5.48%
Total interest-earning assets	6,465,878	6,456,136	6,414,607	4.88%	4.88%	4.94%
Other assets	467,752	477,500	471,188
Total assets	$6,933,630	$6,933,636	$6,885,795

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,078,793	$1,088,115	$1,103,025	—%	—%	—%
Interest checking	1,753,513	1,682,848	1,636,620	1.69%	1.60%	1.84%
Savings	1,166,720	1,114,741	959,987	1.49%	1.41%	1.20%
Money market	792,802	815,112	848,604	2.34%	2.32%	2.66%
Certificates of deposit	641,532	665,552	703,091	3.01%	3.17%	3.57%
Total deposits	5,433,360	5,366,368	5,251,327	1.56%	1.54%	1.70%
Borrowings:
Brokered deposits	114,043	129,178	207,672	4.01%	3.99%	4.53%
Customer repurchase agreements	269,272	256,619	234,491	0.84%	0.93%	1.31%
Junior subordinated debentures	61,624	61,545	61,325	5.89%	5.85%	5.88%
Other borrowings	258,621	324,853	398,408	3.54%	3.60%	3.88%
Total borrowings	703,560	772,195	901,896	2.79%	2.96%	3.50%
Total funding liabilities	6,136,920	6,138,563	6,153,223	1.70%	1.72%	1.96%
Other liabilities	81,941	89,737	88,790
Shareholders' equity	714,769	705,336	643,782
Total liabilities & shareholders' equity	$6,933,630	$6,933,636	$6,885,795
Net interest rate spread (fully-taxable equivalent)				3.18%	3.16%	2.98%
Net interest margin (fully-taxable equivalent)				3.26%	3.24%	3.06%
Core net interest margin (fully-taxable equivalent)(3)				2.97%	2.92%	2.70%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For The Six Months Ended		For The Six Months Ended
(Dollars in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$42,808	$63,971	4.15%	4.44%
Investments - taxable	1,382,728	1,386,239	3.13%	3.08%
Investments - nontaxable(1)	60,883	61,766	3.77%	3.78%
Loans(2):
Commercial real estate	2,184,716	2,070,874	5.61%	5.70%
Commercial(1)	364,413	408,327	6.10%	6.27%
Municipal(1)	51,607	86,627	4.90%	5.46%
Residential real estate	2,011,867	2,035,954	4.76%	4.78%
Home equity	345,357	286,958	6.66%	7.26%
Consumer	16,655	19,104	9.91%	9.13%
Total loans	4,974,615	4,907,844	5.38%	5.47%
Total interest-earning assets	6,461,034	6,419,820	4.88%	4.92%
Other assets	472,599	474,347
Total assets	$6,933,633	$6,894,167

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,083,429	$1,105,239	—%	—%
Interest checking	1,718,376	1,669,786	1.65%	1.84%
Savings	1,140,874	927,622	1.45%	1.09%
Money market	803,895	883,374	2.33%	2.65%
Certificates of deposit	653,475	704,952	3.09%	3.65%
Total deposits	5,400,049	5,290,973	1.55%	1.70%
Borrowings:
Brokered deposits	121,569	202,339	4.00%	4.57%
Customer repurchase agreements	262,980	235,479	0.88%	1.30%
Junior subordinated debentures	61,585	61,304	5.87%	5.91%
Other borrowings	291,554	373,277	3.57%	3.85%
Total borrowings	737,688	872,399	2.88%	3.47%
Total funding liabilities	6,137,737	6,163,372	1.71%	1.95%
Other liabilities	85,817	95,944
Shareholders' equity	710,079	634,851
Total liabilities & shareholders' equity	$6,933,633	$6,894,167
Net interest rate spread (fully-taxable equivalent)			3.17%	2.97%
Net interest margin (fully-taxable equivalent)			3.25%	3.05%
Core net interest margin (fully-taxable equivalent)(3)			2.94%	2.69%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Asset Quality Data
(unaudited)

(In thousands)	At or for the Six Months Ended June 30, 2026	At or for the Three Months Ended March 31, 2026	At or for the Year Ended December 31, 2025	At or for the Nine Months Ended September 30, 2025	At or for the Six Months Ended June 30, 2025
Non-accrual loans:
Residential real estate	$2,715	$2,252	$2,667	$3,393	$3,678
Commercial real estate	6,054	5,420	639	134	145
Commercial	2,871	2,689	3,042	4,103	13,514
Home equity	501	596	672	697	834
Consumer	1	2	3	3	6
Total non-accrual loans	12,142	10,959	7,023	8,330	18,177
Accruing loans past due 90 days	—	—	—	—	—
Total non-performing loans	12,142	10,959	7,023	8,330	18,177
Other real estate owned	—	—	—	—	72
Total non-performing assets	$12,142	$10,959	$7,023	$8,330	$18,249
Loans 30-89 days past due:
Residential real estate	$1,542	$772	$1,565	$725	$1,519
Commercial real estate	2,839	569	5,284	5,014	1,120
Commercial	2,424	1,350	541	1,865	884
Home equity	424	328	713	456	457
Consumer	46	58	59	37	134
Total loans 30-89 days past due	$7,275	$3,077	$8,162	$8,097	$4,114
ACL on loans at the beginning of the period	$45,276	$45,276	$35,728	$35,728	$35,728
ACL established on acquired PCD loans(1)	—	—	3,071	3,071	3,071
Provision for loan losses	1,274	806	22,031	19,009	15,469
Charge-offs:
Residential real estate	24	—	4	4	4
Commercial real estate	—	—	3,220	218	191
Commercial	1,229	627	12,659	12,320	1,245
Home equity	—	—	21	21	3
Consumer	91	43	185	152	102
Total charge-offs	1,344	670	16,089	12,715	1,545
Total recoveries	(398)	(164)	(535)	(408)	(299)
Net charge-offs	946	506	15,554	12,307	1,246
ACL on loans at the end of the period	$45,604	$45,576	$45,276	$45,501	$53,022
Components of ACL:
ACL on loans	$45,604	$45,576	$45,276	$45,501	$53,022
ACL on off-balance sheet credit exposures(2)	3,052	2,810	3,064	3,117	3,685
ACL, end of period	$48,656	$48,386	$48,340	$48,618	$56,707
Ratios:
Non-performing loans to total loans	0.24%	0.22%	0.14%	0.17%	0.37%
Non-performing assets to total assets	0.17%	0.16%	0.10%	0.12%	0.26%
ACL on loans to total loans	0.91%	0.92%	0.91%	0.91%	1.08%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.04%	0.04%	0.26%	0.89%	0.02%
Year-to-date	0.04%	0.04%	0.31%	0.33%	0.05%
ACL on loans to non-performing loans	375.59%	415.88%	644.68%	546.23%	291.70%
Loans 30-89 days past due to total loans	0.15%	0.06%	0.16%	0.16%	0.08%
(1)    Purchase credit deteriorated (“PCD”).
(2)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For The Six Months Ended
(In thousands, except number of shares, per share data and ratios)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Adjusted Net Income:
Net income, as presented	$23,021	$21,883	$14,081	$44,904	$21,407
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	—	6,294
Provision for acquired unfunded commitments	—	—	—	—	249
Merger and acquisition costs	—	—	1,405	—	8,930
Total adjustments before taxes	—	—	1,405	—	15,473
Tax impact of above adjustments, as applicable(1)	—	—	(292)	—	(3,559)
Adjustment for deferred tax valuation adjustment(2)	—	—	—	—	(2,421)
Adjusted net income	$23,021	$21,883	$15,194	$44,904	$30,900

Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$1.35	$1.29	$0.83	$2.64	$1.26
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	—	0.37
Provision for acquired unfunded commitments	—	—	—	—	0.01
Merger and acquisition costs	—	—	0.08	—	0.53
Total adjustments before taxes	—	—	0.08	—	0.91
Tax impact of above adjustments, as applicable(1)	—	—	(0.02)	—	(0.21)
Adjustment for deferred tax valuation adjustment(2)	—	—	—	—	(0.14)
Adjusted diluted earnings per share	$1.35	$1.29	$0.89	$2.64	$1.82

Adjusted Return on Average Assets:
Return on average assets, as presented	1.33%	1.28%	0.82%	1.31%	0.63%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	—%	0.18%
Provision for acquired unfunded commitments	—%	—%	—%	—%	0.01%
Merger and acquisition costs	—%	—%	0.09%	—%	0.26%
Total adjustments before taxes	—%	—%	0.09%	—%	0.45%
Tax impact of above adjustments, as applicable(1)	—%	—%	(0.02)%	—%	(0.10)%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	—%	(0.07)%
Adjusted return on average assets	1.33%	1.28%	0.89%	1.31%	0.91%

Adjusted Return on Average Equity:
Return on average equity, as presented	12.92%	12.58%	8.77%	12.75%	6.80%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	—%	2.00%
Provision for acquired unfunded commitments	—%	—%	—%	—%	0.08%
Merger and acquisition costs	—%	—%	0.88%	—%	2.83%
Total adjustments before taxes	—%	—%	0.88%	—%	4.91%
Tax impact of above adjustments, as applicable(1)	—%	—%	(0.20)%	—%	(1.12)%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	—%	(0.77)%
Adjusted return on average equity	12.92%	12.58%	9.45%	12.75%	9.82%
(1)    Calculated using an estimated combined marginal income tax rate of 23%.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway acquisition.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For The Six Months Ended
(In thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income, as presented	$23,021	$21,883	$14,081	$44,904	$21,407
Adjustment for provision for credit losses	710	553	6,920	1,263	16,349
Adjustment for income tax expense	6,320	6,194	3,679	12,514	2,527
Pre-tax, pre-provision income	30,051	28,630	24,680	58,681	40,283
Adjustment for merger and acquisition costs	—	—	1,405	—	8,930
Adjusted pre-tax, pre-provision income	$30,051	$28,630	$26,085	$58,681	$49,213

Efficiency Ratio:
	For the Three Months Ended			For The Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Non-interest expense, as presented	$37,358	$35,708	$37,596	$73,066	$82,047
Adjustment for merger and acquisition costs	—	—	(1,405)	—	(8,930)
Adjustment for amortization of core deposit intangible assets	(1,354)	(1,354)	(1,473)	(2,708)	(2,946)
Adjusted non-interest expense	$36,004	$34,354	$34,718	$70,358	$70,171
Net interest income, as presented	$52,939	$52,358	$49,209	$105,297	$98,067
Adjustment for the effect of tax-exempt income(1)	229	225	312	454	638
Non-interest income, as presented	14,470	11,980	13,067	26,450	24,263
Adjusted net interest income plus non-interest income	$67,638	$64,563	$62,588	$132,201	$122,968
GAAP efficiency ratio	55.42%	55.50%	60.37%	55.46%	67.07%
Non-GAAP efficiency ratio	53.23%	53.21%	55.47%	53.22%	57.06%
(1)    Reported on a tax-equivalent basis using a 21% income tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For The Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Return on Average Tangible Equity:
Net income, as presented	$23,021	$21,883	$14,081	$44,904	$21,407
Adjustment for amortization of core deposit intangible assets	1,354	1,354	1,473	2,708	2,946
Tax impact of above adjustment(1)	(311)	(311)	(339)	(623)	(678)
Net income, adjusted for amortization of core deposit intangible assets	$24,064	$22,926	$15,215	$46,989	$23,675
Average equity, as presented	$714,769	$705,336	$643,782	$710,079	$634,851
Adjustment for average goodwill and core deposit intangible assets	(192,126)	(193,554)	(197,863)	(192,836)	(198,984)
Average tangible equity	$522,643	$511,782	$445,919	$517,243	$435,867
Return on average equity	12.92%	12.58%	8.77%	12.75%	6.80%
Return on average tangible equity	18.47%	18.17%	13.69%	18.32%	10.95%
Adjusted Return on Average Tangible Equity:
Adjusted net income (refer to the "Adjusted Net Income" non-GAAP reconciliation table)	$23,021	$21,883	$15,194	$44,904	$30,900
Adjustment for amortization of core deposit intangible assets	1,354	1,354	1,473	2,708	2,946
Tax impact of above adjustment(1)	(311)	(311)	(339)	(623)	(678)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$24,064	$22,926	$16,328	$46,989	$33,168
Adjusted return on average tangible equity	18.47%	18.17%	14.69%	18.32%	15.35%
(1)    Calculated using an estimated combined marginal income tax rate of 23%.

Core Net Interest Margin (fully-taxable equivalent):
	For the Three Months Ended			For The Six Months Ended
(In thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest margin, tax equivalent, as presented	3.26%	3.24%	3.06%	3.25%	3.05%
Net accretion income on loans from purchase accounting(1)	(0.23)%	(0.26)%	(0.30)%	(0.25)%	(0.30)%
Net accretion income on investments from purchase accounting(2)	(0.07)%	(0.06)%	(0.07)%	(0.07)%	(0.07)%
Net amortization on time deposits and borrowings from purchase accounting(3)	0.01%	—%	0.01%	0.01%	0.01%
Core net interest margin (fully-taxable equivalent)	2.97%	2.92%	2.70%	2.94%	2.69%
(1)    Recognized $3.3 million, $6.9 million and $3.7 million of net accretion income on loans from purchase accounting for the three and six months ended June 30, 2026 and three months ended March 31, 2026, respectively, and $4.3 million and $8.6 million for the three and six months ended June 30, 2025, respectively.
(2)    Recognized $818,000, $1.6 million and $759,000 of net accretion income on investments from purchase accounting for the three and six months ended June 30, 2026, and three months ended March 31, 2026, respectively, and $863,000 and $1.7 million for the three and six months ended June 30, 2025, respectively.
(3)    Recognized $75,000, $150,000 and $75,000 of amortization expense on borrowings from purchase accounting for the three and six months ended June, 30, 2026 and three months ended March 31, 2026, respectively and $131,000 and $262,000 of amortization expense on time deposits and borrowings from purchase accounting for the three and six months ended June 30, 2025.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares, per share data and ratios)	June 30, 2026	March 31, 2026	June 30, 2025
Tangible Book Value Per Share:
Shareholders' equity, as presented	$725,926	$710,007	$652,148
Adjustment for goodwill and core deposit intangible assets	(191,377)	(192,731)	(197,031)
Tangible shareholders' equity	$534,549	$517,276	$455,117
Shares outstanding at period end	16,896,273	16,914,371	16,919,689
Book value per share	$42.96	$41.98	$38.54
Tangible book value per share	$31.64	$30.58	$26.90
Tangible Common Equity Ratio:
Total assets	$6,950,980	$6,961,581	$6,920,044
Adjustment for goodwill and core deposit intangible assets	(191,377)	(192,731)	(197,031)
Tangible assets	$6,759,603	$6,768,850	$6,723,013
Common equity ratio	10.44%	10.20%	9.42%
Tangible common equity ratio	7.91%	7.64%	6.77%